UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Delaware	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On February 11, 2010, Puda Coal, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Brean Murray, Carret & Co., LLC and Newbridge Securities Corporation (collectively, the “Underwriters”), for the sale by the Company to the Underwriters (the “Offering”) of 2,855,652 shares (the “Primary Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The Offering of the Primary Shares is expected to close on or about February 18, 2010, subject to customary closing conditions.  The Primary Shares are being sold to the public at a price of $4.75 per share.  The Company has granted the Underwriters a 30-day option to purchase an aggregate of 428,348 additional shares of Common Stock.  On February 16, 2010 (the “Overallotment Shares”), the Underwriters exercised the option in full.  The Offering of the Overallotment Shares is expected to close on the same day that the Offering of Primary Shares will be closed.  The net proceeds are expected to be approximately $14,663,060 to the Company (including the proceeds from the sale of the Overallotment Shares) after deducting underwriting commissions and estimated expenses payable by the Company associated with the Offering.

The Offering is being made pursuant to prospectus supplement dated February 16, 2010 and an accompanying base prospectus dated January 29, 2010 pursuant to a Registration Statement on Form S-3 (File No. 333-163474) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 3, 2009, as amended, in the form which it became effective on January 29, 2010, including the information deemed to be included in it at the time of effectiveness pursuant to Rule 430A of the Securities Act of 1933, as amended (the “Securities Act”).  A Registration Statement on Form S-3MEF (File No. 333-164919) was filed by the Company with the Commission on February 16, 2010 to increase the size of the Offering, which became effective upon filing in accordance with Rule 462(b) of the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act other obligations of the parties, and termination provisions.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.  The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01             Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated February 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: February 18, 2010	By:	/s/ Qiong Wu
Qiong Wu
Chief Financial Officer